Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Surge Components, Inc. 2010 Incentive Stock Plan of Surge Components, Inc. of our report dated February 27, 2015 relating to the consolidated financial statements of Surge Components, Inc. included in its Annual Report (Form 10-K) for the years ended November 30, 2014 and 2013 filed with the Securities and Exchange Commission.

/s/ Seligson & Giannattasio, LLP

Seligson & Giannattasio, LLP
White Plains, New York
April 17, 2015